ASSIGNMENT AND ASSUMPTION OF office lease

THIS ASSIGNMENT AND ASSUMPTION OF OFFICE LEASE ("Assignment") is made as of the 30th day of June, 2008, by and between BIOANALYTICAL SYSTEMS, INC., an Indiana corporation (hereinafter called "Assignor"), and ALGORITHME PHARMA USA INC., a Delaware corporation (hereinafter called "Assignee" and together with Assignor, the "Parties").

W I T N E S S E T H:

WHEREAS, Assignor, BASi Maryland, Inc., a Maryland corporation, Assignee, and Algorithme Pharma Holdings, Inc., a Quebec company, have entered into that certain Asset Purchase Agreement dated as of June 30, 2008 (the "Purchase Agreement"); and

WHEREAS, in connection with the Purchase Agreement, Assignor wishes to assign to Assignee all of its right, title and interest in that certain Office Lease dated May 4, 2007 between 300 W. FAYETTE STREET, LLC, a Delaware limited liability company, as Landlord ("Landlord"), and Assignor, as Tenant (hereafter called the "Lease"), and Assignee desires to succeed to Assignor's interest in and to the Lease, and to assume all of the obligations of Assignor under the Lease, arising thereunder from and after the Effective Date, all in accordance with and subject to the terms contained herein.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Incorporation of Recitals and Defined Terms. The foregoing Recitals are hereby incorporated into this Assignment and made a part hereof as though set forth herein verbatim. Any term used herein which is not specifically defined herein shall have the meaning ascribed thereto in the Lease. For purposes of this Assignment, the term "Effective Date" shall mean the date upon which this Assignment is fully executed by the Parties, and the Consent of Landlord as set forth in attached Exhibit A is signed and dated by Landlord.

2. Assignment. As of the Effective Date, Assignor hereby assigns, sells and transfers to Assignee the entire estate, right, title and interest of Assignor in, to and under the Lease, except for (i) claims or rights against the Landlord under the Lease for misapplication of funds or refund of amounts overpaid to the extent arising out of or attributable to the period prior to the Effective Date, and (ii) claims or rights for reimbursement, indemnity, contribution or subrogation against the Landlord under the Lease to the extent arising from or attributable to a claim asserted arising out of or attributable to the period prior to the Effective Date.

3. Assumption. As of the Effective Date, Assignee hereby assumes all of the terms, conditions, covenants, agreements and obligations of Assignor under the Lease relating to events occurring or first accruing from and after the Effective Date. For greater certainty, Assignee does not assume any obligations or liabilities of Assignor arising after the Effective Date that are related to any matter, circumstance or default existing prior to or arising as a consequence of the closing of the transactions contemplated by the Purchase Agreement.

4. Condition Precedent to Assignment. As a condition to the effectiveness of this Assignment, (a) Landlord shall execute and deliver the Consent of Landlord attached hereto as Exhibit A; and (b) the parties to the Purchase Agreement shall have closed their transaction as contemplated by the Purchase Agreement.

5. Notices. Notices to Assignee as tenant under the Lease shall be sent in the manner set forth in the Lease and shall be effective if sent to Assignee at:

c/o Algorithme Pharma Inc.
575 Armand - Frappier Blvd
Laval, Quebec, H7V 4B3
Canada
Facsimile: (450) 973-2801
Attn: Louis Caillé and Nathalie Gagnon

6. Execution Authority. The individuals signing this Assignment on behalf of the Parties respectively warrant and represent that they are duly authorized to execute and deliver this Assignment on behalf of Assignor and Assignee, as appropriate, and to bind the Parties hereto.

7. Ratification of Lease. Except as otherwise modified or amended by this Assignment, the Lease shall continue to be and remain unmodified, unamended and in full force and effect in accordance with its terms, covenants, conditions and provisions. In the Lease, or any instrument, document or other consideration executed or delivered in connection therewith, any reference to the term "Lease," shall be deemed and construed to be a reference to the Lease as amended hereby.

8. Third Parties. Except as otherwise set forth herein, no third party, other than Landlord, shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

9. Limited Liability. Each party hereto expressly understands and agrees that any recovery against the other party to which they may be entitled to as a result of any claim, demand or cause of action that such party may have against the other with respect to this Assignment shall only be recoverable against the other party pursuant and subject to the terms and conditions of the Purchase Agreement.

10. Subject to Purchase Agreement. This Assignment and the assignment and assumption hereunder shall be subject to the terms and provisions of the Purchase Agreement. In the event of any conflict or inconsistency between the provisions of this agreement and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement will prevail.

11. Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of Indiana notwithstanding the choice of law rules of Indiana or any other state or jurisdiction.

12. Miscellaneous. This Assignment may be executed in separate counterparts, each of which when so executed shall be an original, but all such counterparts together shall constitute but one and the same instrument. The electronic or facsimile transmission of a signed counterpart of this Assignment shall be binding upon the party whose signature is contained on the transmitted copy. This Assignment shall be binding on and inure to the benefit of the Parties hereto and their respective successors and assignees. As between Assignor and Assignee, to the extent a conflict exists between the terms of this Assignment and the Lease, the terms of this Assignment shall control, but nothing in this Assignment or the Purchase Agreement shall be binding on Landlord, until and unless Landlord executes and delivers the Consent of Landlord set forth in Exhibit A attached to and made a part of this Assignment, but then only to the extent set forth in such Consent of Landlord.

[The rest of this page is left intentionally blank.]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Office Lease as of the day and year first above written.

ASSIGNOR:

BIOANALYTICAL SYSTEMS, INC.,
an Indiana corporation

By:	/s/ Richard M. Shepperd
Richard M. Shepperd, President &
Chief Executive Officer

ASSIGNEE:

ALGORITHME PHARMA USA INC.,
a Delaware corporation

By:	/s/ Louis Caillé
Louis Caillé, Authorized Signatory

By:	/s/ William Blackburn
William Blackburn, Secretary

[Signature Page to Assignment and Assumption of Office Lease.]

EXHIBIT A

CONSENT OF LANDLORD TO ASSIGNMENT AND ASSUMPTION
OF OFFICE LEASE

THIS CONSENT OF LANDLORD TO ASSIGNMENT AND ASSUMPTION OF OFFICE LEASE ("Consent Agreement") is entered into as of June 27, 2008, by and among 300 W. FAYETTE STREET, LLC, a Delaware limited liability company as Landlord, ("Landlord"), BIOANALYTICAL SYSTEMS, INC., an Indiana corporation, (hereinafter called "Assignor"), and ALGORITHME PHARMA USA INC., a Delaware corporation (hereinafter called "Assignee").

RECITALS

A.
Landlord, as Landlord, and Assignor, as Tenant, are parties to that certain lease agreement dated May 4, 2007 (the "Lease") pursuant to which Landlord has leased to Assignor certain premises containing approximately forty-six thousand (46,000) rentable square feet (the "Premises") located at 300-306 W. Fayette Street, Baltimore, Maryland (the "Building").

B.
Assignor and Assignee have entered into that certain Assignment and Assumption of Office Lease agreement dated June 27, 2008 to which this Consent Agreement is attached as Exhibit A (the "Assignment") pursuant to which Assignor has agreed to assign to Assignee the Premises.

C.	Assignor and Assignee have requested Landlord's consent to the Assignment.

D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Assignment subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Assignor and Assignee:

1.
Assignment Agreement. Assignor and Assignee hereby represent that a true and complete copy of the Assignment is what this Consent Agreement is attached to, and Assignor and Assignee agree that the Assignment shall not be modified without Landlord's prior written consent, which consent shall not be unreasonably withheld.

2.	Representations. Assignor hereby represents and warrants that Assignor has full power and authority to assign the Premises to Assignee.

3.
Indemnity and Insurance. Assignee hereby assumes as and from the date hereof, with respect to Landlord, all of the Indemnity and Insurance obligations of the Assignor under the Lease with respect to the Premises, provided that the foregoing shall not be construed as relieving or releasing Assignor from any such obligations.

4.
No Release. Nothing contained in the Assignment or this Consent Agreement shall be construed as relieving or releasing Assignor from any of its obligations under the Lease, it being expressly understood and agreed that Assignor shall remain liable for such obligations notwithstanding anything contained in the Assignment or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Landlord is not a party to the Assignment and, notwithstanding anything to the contrary contained in the Assignment, is not bound by any terms, provisions, representations or warranties contained in the Assignment.

5.
No Transfer Without Consent. Assignee shall not sublease the Premises, assign its interest as the Assignee under the Assignment or otherwise transfer its interest in the Premises or the Assignment to any person or entity without the written consent of Landlord, which consent shall not be unreasonably delayed or withheld. However, Landlord need not review any request for such consent unless and until it receives One Thousand Five Hundred Dollars ($1,500) to defray its expenses related to the review and documentation of such requested transfer.

6.	Lease. The parties agree that the Assignment is subject and subordinate to the terms of the Lease.

7.	Payments Under the Assignment. The parties agree that all Base Rent and Additional Rent will be paid directly to Landlord by Assignee.

8.
Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is signing.

9.
Guaranty. This Consent Agreement is expressly contingent upon obtaining Algorithme Pharma Holdings, Inc.'s guaranty of Assignor's obligations under the Lease as described in the Guaranty of Assignment of Lease attached hereto as Exhibit B.

10.
Limitations on Assignor Liability. Assignor shall not be relieved of liability under the Lease except with respect to any liability incurred in connection with (i) an exercise by Assignee of the Renewal Option set forth in Section 1(c) of the Lease, if any, (ii) Assignee's lease of additional storage space not already leased by Assignor pursuant to Section 1(d) of the Lease, (iii) an exercise by Assignee of a Right of First Offer described in Section 39 of the Lease, if any, or (iv) an amendment of the Lease not consented to by the Assignor.

11.
Signatures. This Agreement may be executed to multiple original or facsimile counterparts, each of which shall be deemed an original and all such counterparts taken together shall be deemed to constitute and the same instrument.

[SIGNATURES ARE ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Consent Agreement as of the date set forth above.

WITNESS or ATTEST:	LANDLORD:

300 W. FAYETTE STREET, LLC,
a Delaware limited liability company

	By:	KFD Fayette Street, LLC,
a Delaware limited liability company,
its Managing Member

		By:	The Kevin F. Donohoe Company, Inc.
a Pennsylvania corporation,
its Managing Member

By:
Henry B. Glover, Jr. Vice President

ASSIGNOR:

WITNESS:	BIOANALYTICAL SYSTEMS, INC.

By:
Name:
Title:

ASSIGNEE:

WITNESS:	ALGORITHME PHARMA USA, INC.

By:
Name:
Title:

EXHIBIT A

ASSIGNMENT

(to be attached)

EXHIBIT B

GUARANTY

(to be attached)